Exhibit 4.1



                     SAXON MORTGAGE SECURITIES CORPORATION


                       MORTGAGE PARTICIPATION SECURITIES


                                 SERIES 1992-1





                                   AMENDMENT

                                       TO

                                TRUST AGREEMENT

                                  Dated as of

                                February 1, 1998


                                     among


                         DYNEX SECURITIES CORPORATION,
            formerly known as Saxon Mortgage Securities Corporation,
                                   Depositor,

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                    as assignee of Ryland Mortgage Company,
                                Master Servicer,
                                      and

                           CHASE BANK OF TEXAS, N.A.,
          formerly known as Texas Commerce Bank National Association,

                                    Trustee

                 ==============================================

                          AMENDMENT TO TRUST AGREEMENT


         THIS AMENDMENT TO TRUST AGREEMENT, dated as of February 1, 1998, is made by and among DYNEX SECURITIES CORPORATION, formerly known as Saxon Mortgage Securities Corporation, a Virginia corporation, as Depositor (the "Depositor"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Master Servicer"), as assignee of Ryland Mortgage Company, an Ohio corporation, as Master Servicer, and CHASE BANK OF TEXAS, N.A. (the "Trustee"), a Texas banking corporation, formerly known as Texas Commerce Bank National Association, as Trustee, under the Trust Agreement, dated as of August 1, 1992, among Saxon Mortgage Securities Corporation, Ryland Mortgage Company, and the Trustee relating to the Saxon Mortgage Securities Corporation Mortgage Participation Securities, Series 1992-1 (the "Trust Agreement"), which Trust Agreement incorporates by reference the Saxon Mortgage Securities Corporation, Mortgage Participation Securities, Standard Terms to Trust Agreement (Pool Insurance), July 1992 Edition (the "Standard Terms"). Capitalized terms used herein shall have the meanings assigned in the Trust Agreement or Standard Terms unless otherwise defined herein.

                                    RECITALS

         WHEREAS, the Prospectus Supplement relating to the Securities issued pursuant to the Trust Agreement describe, and the forms of Securities attached as exhibits to the Trust Agreement contain, certain provisions with respect to the rights of the Holders of the Residual Majority (as defined herein) and of the Master Servicer to effect a Terminating Purchase of the Mortgage Loans and other assets of the Trust, but such provisions are inconsistent with provisions of Section 9.01 of the Standard Terms, as incorporated in the Trust Agreement;

         WHEREAS, Section 11.01 of the Standard Terms provides that, subject to certain conditions specified therein, the Trust Agreement may be amended by the Depositor, the Master Servicer, and the Trustee without the consent of any of the Securityholders (i) to correct any provisions of the Trust Agreement which may be inconsistent with any other provisions therein, or (ii) to make any provisions with respect to matters arising with respect to the Trust which are not covered by, and which are not inconsistent with, the provisions of the Trust Agreement;

         WHEREAS, the parties desire to amend the terms of the Trust Agreement to correct the inconsistency described above and to add certain provisions that are not covered by, and are not inconsistent with, the Trust Agreement, all as provided in this Amendment to Trust Agreement;

         NOW, THEREFORE, the Depositor, the Master Servicer, and the Trustee hereby agree to amend the terms of the Trust Agreement as follows:

                                   AGREEMENT

        1. As it applies to the Securities issued pursuant to the Trust Agreement, Section 9.01 of the Standard Terms, as modified by the Trust Agreement, is further amended by replacing the first sentence of the second paragraph thereof with the following two new sentences:

           Either the Holders of a majority in interest of the Class R Securities (the "Residual Majority") or the Master Servicer, at their respective options, may effect a Terminating Purchase on or after any Distribution Date on which, after taking into account payments of principal to be made on such Distribution Date, the aggregate Security Principal Balance of (i) in the case of the Residual Majority, the Senior Securities is less than 10% of the aggregate initial principal amount of the Senior Securities or (ii) in the case of the Master Servicer, the Senior, Class B-1 Securities, and the Class B-2 Securities is less than 10% of the aggregate initial principal amount of the Senior and Class B-1 Securities, and the Class B-2 Securities. A Terminating Purchase also may be made on any Distribution Date upon the Master Servicer's determination, based upon an opinion of counsel, that the REMIC status of the REMIC referenced in the Trust Agreement has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.

        2. As it applies to the Securities issued pursuant to the Trust Agreement, Section 9.01 of the Standard Terms, as modified by the Trust Agreement and as amended in Section 1 hereof, is further amended by adding the following new paragraphs after the fifth paragraph in Section 9.01:

           Notwithstanding any other provision of this Standard Terms to the contrary, the Residual Majority may in connection with its election to make a Terminating Purchase make the following additional election. If the certificates in physical form evidencing the Regular Securities and the Residual Securities (other than those then held by the Residual Majority and by the Tax Matters Person) issued by the Trust are surrendered to the Trustee (duly endorsed for transfer) no later than the second Business Day (the "Purchase Election Date") prior to the Distribution Date on which the Terminating Purchase is to be made (the "Purchase Date"), the Residual Majority may elect, in lieu of purchasing the Mortgage Loans, to purchase all of the outstanding Regular Securities and the Residual Securities (other than those then held by the Residual Majority and by the Tax Matters Person) issued by the Trust (hereinafter, the "Securities") and to treat the Securities so purchased as remaining outstanding and having been purchased by the Residual Majority or its designee. In the event that the Residual Majority elects to purchase the Securities, the purchase price (the "Securities Purchase Price") to be deposited in the Assets Proceeds Account shall be 100% of the aggregate Security Principal Balance of the Securities, plus, with respect to each Class of Securities, Accrued Pass-Through Interest with respect to the related Distribution Date and any Accrued Pass-Through Interest from a previous Distribution Date remaining unpaid as of the Purchase Date; but if such election is not made on the Purchase Election Date, then the amount to be deposited in the Asset Proceeds Account shall be the Termination Price. In either event, the Holders of the Securities shall be entitled to receive the distributions set forth in this Section 9.01.

           Any such further election to purchase the Securities and to treat such Securities as outstanding shall be made by the Residual Majority by written notice of such further election delivered to the Trustee no later than the Purchase Election Date. During the period after which the Trustee has given notice of the Terminating Purchase to the Securityholders and the Purchase Election Date, the Trustee shall use all reasonable efforts to obtain surrender of the certificates in physical form evidencing the Securities, together with such certificates or documents as may be required to be delivered by the transferor of a Security pursuant to Section 5.04 of the Standard Terms. On the Purchase Date, if the Residual Majority has elected to purchase the outstanding Securities and upon receipt by the Trustee of such certificates, agreements and/or opinions as may be required by any transferor or transferee pursuant to Section 5.04 of the Standard Terms, the Trustee shall execute, and the Security Registrar shall authenticate and deliver, in the name of the Residual Majority or its designee, one or more new Regular Securities and Residual Securities of the Trust in an aggregate principal amount equal to the aggregate outstanding principal amount of the purchased Securities as of the date of purchase upon surrender of outstanding certificates evidencing the Securities, except to the extent that any of such Securities are in book entry form (in which case the transfer of such Securities shall be effected as provided in the Trust Agreement for the book-entry securities).

           In connection with the foregoing, and notwithstanding anything else to the contrary contained in this Section 9.01 or elsewhere in this Standard Terms or in the Trust Agreements, if the Residual Majority elects to purchase the Securities upon the surrender of the outstanding certificates in physical form evidencing the same, then
           (i) such purchase shall not result in the payment in full of the principal of, or the cessation of interest payments on, the Securities, (ii) neither the respective obligations and responsibilities of the parties under the Trust Agreement nor the Trust shall terminate (notwithstanding the deposit of funds in respect of such purchase in the respective Asset Proceeds Account or the Termination Account, as the case may be), (iii) the Trustee or the Custodian, as the case may be, shall not release any of the Mortgage Loan Files, but shall retain such assets as assets of the Trust, (iv) neither the Depositor nor the Trust shall be deemed to have adopted a plan of liquidation pursuant to Section 9.02 of the Standard Terms, and (v) the Master Servicer thereafter shall not elect to cause a Terminating Purchase, provided, however, that the Master Servicer thereafter may elect to cause a Terminating Purchase if the Master Servicer determines, based upon an Opinion of Counsel, that the REMIC status of any related REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year.

        3. This Amendment to Trust Agreement may be executed in two or more counterparts, each such counterpart when executed and delivered shall be an original and all such counterparts together shall be one and the same document.

        4. This Amendment to Trust Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia applicable to agreements made and to be performed therein.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, and the Trustee have caused this Amendment to Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the date first written above.

                                         DYNEX SECURITIES CORPORATION,
                                         formerly known as Saxon Mortgage
                                         Securities Corporation, as Depositor


                                         By:------------------------------------
                                         Name:----------------------------------
                                         Title:---------------------------------


                                         NORWEST BANK MINNESOTA,
                                         NATIONAL ASSOCIATION, assignee of
                                         Ryland Mortgage Company, as
                                         Master Servicer


                                         By:------------------------------------
                                         Name:----------------------------------
                                         Title:---------------------------------


                                         CHASE BANK OF
                                         TEXAS, N.A.,
                                         formerly known as
                                         Texas Commerce
                                         Bank National
                                         Association, not
                                         in its individual
                                         capacity, but
                                         solely in its
                                         capacity as
                                         Trustee under the
                                         Trust Agreement


                                         By:------------------------------------
                                         Name:----------------------------------
                                         Title:---------------------------------

         By its execution hereof, each of the undersigned holders of the Class R Securities (being all of the holders of Securities of such Class) hereby consents to the terms hereof as of the ___ day of February, 1998.

DYNEX CAPITAL, INC.

By:----------------------------

Name:--------------------------

Title:-------------------------

COMMONWEALTH OF VIRGINIA                                      )
                                                              )          ss.
COUNTY OF HENRICO                                             )


         The foregoing instrument was acknowledged before me in the County of Henrico, Virginia this ____ day of February, 1998, by--------------------------,
------------------------------------ of Dynex Securities Corporation, a Virginia corporation, on behalf of the corporation.




------------------------------------------
            Notary Public

My Commission expires:






STATE OF MARYLAND                                             )
                                                              )          ss.
CITY OF COLUMBIA                                              )


         The foregoing instrument was acknowledged before me in the City of Columbia, Maryland this ____ day of February, 1998, by------------------------,
-----------------------------------------------------of Norwest Bank Minnesota,
National Association, a national banking association, on behalf of the association.



------------------------------------------
              Notary Public

My Commission expires:

STATE OF TEXAS                                                )
                                                              )          ss.
CITY/COUNTY OF-----------------------                         )


         The foregoing instrument was acknowledged before me in the City/County of _____________, Texas, this ___ day of February, 1998, by-------------------, as ----------------------------------------------------------- of Chase Bank of
Texas, N.A., a Texas banking corporation, on behalf of the corporation.




------------------------------------------
              Notary Public

My Commission expires:



COMMONWEALTH OF VIRGINIA                                      )
                                                              )          ss.
COUNTY OF HENRICO                                             )


         The foregoing instrument was acknowledged before me in the County of Henrico, Virginia this ____ day of February, 1998, by Lisa Cooke, as a Vice President of Dynex Capital, Inc., a Virginia corporation, on behalf of the corporation.




------------------------------------------
              Notary Public

My Commission expires: